Global Payments Reports Second Quarter 2017 Earnings and
Increases 2017 Outlook
Announces Agreement to Acquire ACTIVE Network

ATLANTA, August 3, 2017 -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2017.
“We delivered another outstanding quarter highlighted by double digit organic net revenue growth across our markets, building on the momentum of the last several quarters,” said Jeff Sloan, Chief Executive Officer. “Our results reflect strong execution worldwide and our strategy of continuing to invest in and grow our technology-enabled businesses. Today’s agreement to acquire the communities and sports divisions of ACTIVE Network adds complementary vertical-specific solutions to our portfolio and positions us well to continue to gain share going forward.”

Second Quarter 2017 Summary

•
GAAP revenues were $962.2 million, compared to $842.6 million in the second quarter of 2016; diluted earnings per share were $0.44 compared to $0.42 in the prior year; and operating margin was 13.7% compared to 7.3% in the second quarter of 2016.

•	Adjusted net revenue grew 18.4% to $847.9 million, compared to $716.3 million in the second quarter of 2016.

•	Adjusted earnings per share grew 24% to $0.94, compared to $0.76 in the second quarter of 2016.

•	Adjusted operating margin expanded 130 basis points to 29.2%.

2017 Outlook
“We are delighted with our performance in the second quarter and year-to-date period, which reflects continued strong execution across our businesses and positions us to increase our outlook for 2017 results,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “We now expect adjusted net revenue to range from $3.40 billion to $3.475 billion, or growth of 20% to 22%

over 2016 and adjusted operating margin to expand by as much as 120 basis points. Adjusted earnings per share are now expected to be in a range of $3.85 to $4.00, reflecting growth of 21% to 25% over 2016. Our outlook for calendar 2017 does not include any impact from the ACTIVE Network acquisition, which we expect to be immaterial to 2017 adjusted earnings per share.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable September 29, 2017 to shareholders of record as of September 15, 2017.

Conference Call
Global Payments’ management will host a conference call today, August 3, 2017 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies, partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 8,500 employees worldwide, Global Payments is a member of the S&P 500 with merchants and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue, earnings estimates and management’s expectations regarding future events and developments, and statements about the proposed acquisition of ACTIVE Network, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions are forward-looking statements and are subject to significant risks and uncertainties.
Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors, our ability to update our services in a timely manner; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; change in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations; including without limitation difficulties and delays in integrating the Heartland business or fully realizing cost savings and other benefits of the acquisition at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our corporate debt facilities; our loss of key personnel and other risk factors presented in Item 1- Risk Factors of our Transition Report on Form 10-K for the seven months ended December 31, 2016 and any subsequent SEC filings, which we advise you to review. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.
Additional important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance associated with the proposed acquisition of ACTIVE Network include the ability to meet closing conditions at all or on the expected terms and schedule, business disruption during the pendency of the acquisition or thereafter making it more difficult to maintain business and operational relationships, including the possibility that our announcement of the acquisition could disrupt our or ACTIVE Network’s relationships with financial institutions, customers, employees or other partners; and difficulties and delays in integrating the ACTIVE Network business or fully realizing benefits of the acquisition at all or within the expected time period.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Isabel Janci		Amy Corn
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	% Change	June 30, 2017	June 30, 2016	% Change

Revenues	$962,240	$842,644	14.2%	$1,882,002	$1,468,904	28.1%

Operating expenses:
Cost of service	469,149	406,873	15.3%	925,085	655,060	41.2%
Selling, general and administrative	361,239	374,610	(3.6)%	720,095	658,110	9.4%
	830,388	781,483	6.3%	1,645,180	1,313,170	25.3%

Operating income	131,852	61,161	115.6%	236,822	155,734	52.1%

Interest and other income	1,832	42,565	(95.7)%	3,439	43,847	(92.2)%
Interest and other expense	(48,361)	(36,597)	32.1%	(89,658)	(49,672)	80.5%
	(46,529)	5,968	NM	(86,219)	(5,825)	NM

Income before income taxes	85,323	67,129	27.1%	150,603	149,909	0.5%
(Provision for) benefit from income taxes	(12,880)	4	NM	(25,201)	(19,329)	30.4%
Net income	72,443	67,133	7.9%	125,402	130,580	(4.0)%
Less: Net income attributable to noncontrolling interests, net of income tax	(5,534)	(4,900)	12.9%	(9,679)	(8,436)	14.7%
Net income attributable to Global Payments	$66,909	$62,233	7.5%	$115,723	$122,144	(5.3)%

Earnings per share attributable to Global Payments:
Basic	$0.44	$0.42	4.8%	$0.76	$0.88	(13.6)%
Diluted	$0.44	$0.42	4.8%	$0.75	$0.87	(13.8)%

Weighted-average number of shares outstanding:
Basic	152,525	148,338		152,415	138,803
Diluted	153,555	149,418		153,405	139,778

NM - Not meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2017	June 30, 2016	% Change	June 30, 2017	June 30, 2016	% Change

Adjusted net revenue	$847,941	$716,310	18.4%	$1,651,820	$1,195,910	38.1%

Adjusted operating income	$247,738	$200,172	23.8%	$476,487	$331,808	43.6%

Adjusted net income	$144,366	$114,263	26.3%	$274,402	$197,811	38.7%

Adjusted EPS	$0.94	$0.76	23.7%	$1.79	$1.42	26.1%

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2017		June 30, 2016		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]

Revenues:
North America	$710,965	$624,413	$624,120	$519,011	13.9%	20.3%
Europe	186,506	158,759	162,255	141,030	14.9%	12.6%
Asia-Pacific	64,769	64,769	56,269	56,269	15.1%	15.1%
	$962,240	$847,941	$842,644	$716,310	14.2%	18.4%

Operating income:
North America	$112,176	$185,144	$82,476	$142,458	36.0%	30.0%
Europe	65,673	72,268	52,788	66,958	24.4%	7.9%
Asia-Pacific	17,535	19,590	11,050	15,134	58.7%	29.4%
Corporate	(63,532)	(29,264)	(85,153)	(24,378)	(25.4)%	20.0%
	$131,852	$247,738	$61,161	$200,172	115.6%	23.8%

	Six Months Ended
	June 30, 2017		June 30, 2016		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]

Revenues:
North America	$1,398,009	$1,221,895	$1,051,980	$816,969	32.9%	49.6%
Europe	352,054	297,986	306,374	268,391	14.9%	11.0%
Asia-Pacific	131,939	131,939	110,550	110,550	19.3%	19.3%
	$1,882,002	$1,651,820	$1,468,904	$1,195,910	28.1%	38.1%

Operating income:
North America	$206,259	$357,521	$147,665	$221,105	39.7%	61.7%
Europe	120,180	136,176	108,566	128,596	10.7%	5.9%
Asia-Pacific	37,289	40,559	25,609	31,731	45.6%	27.8%
Corporate	(126,906)	(57,769)	(126,106)	(49,624)	0.6%	16.4%
	$236,822	$476,487	$155,734	$331,808	52.1%	43.6%

1 See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$1,080,576	$1,162,779
Accounts receivable, net of allowances for doubtful accounts of $1,295 and $1,092 respectively	283,640	275,032
Claims receivable, net of allowances for doubtful accounts of $6,616 and $5,786, respectively	4,513	8,202
Settlement processing assets	999,946	1,546,854
Prepaid expenses and other current assets	147,396	123,139
Total current assets	2,516,071	3,116,006
Goodwill	4,890,016	4,807,594
Other intangible assets, net	1,927,167	2,085,292
Property and equipment, net	537,879	526,370
Deferred income taxes	16,388	15,789
Other noncurrent assets	149,260	113,299
Total assets	$10,036,781	$10,664,350

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$318,284	$392,072
Current portion of long-term debt	86,510	177,785
Accounts payable and accrued liabilities	823,236	804,887
Settlement processing obligations	870,434	1,477,212
Total current liabilities	2,098,464	2,851,956
Long-term debt	4,175,411	4,260,827
Deferred income taxes	617,308	676,472
Other noncurrent liabilities	140,960	95,753
Total liabilities	7,032,143	7,885,008
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 152,556,769 issued and outstanding at June 30, 2017 and 152,185,616 issued and outstanding at December 31, 2016	—	—
Paid-in capital	1,838,889	1,816,278
Retained earnings	1,255,552	1,137,230
Accumulated other comprehensive loss	(243,459)	(322,717)
Total Global Payments shareholders’ equity	2,850,982	2,630,791
Noncontrolling interests	153,656	148,551
Total equity	3,004,638	2,779,342
Total liabilities and equity	$10,036,781	$10,664,350

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income	$125,402	$130,580
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	51,197	40,079
Amortization of acquired intangibles	165,117	87,675
Share-based compensation expense	21,153	17,372
Provision for operating losses and bad debts	25,940	16,720
Amortization of capitalized customer acquisition costs	19,681	3,352
Deferred income taxes	(38,603)	(19,719)
Gain on sale of investments	—	(41,150)
Other, net	17,057	8,901
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(4,901)	8,907
Claims receivable	(11,335)	(10,854)
Settlement processing assets and obligations, net	(63,523)	14,307
Prepaid expenses and other assets	30,679	(47,940)
Capitalized customer acquisition costs	(44,351)	(20,127)
Accounts payable and other liabilities	(25,452)	61,194
Net cash provided by operating activities	268,061	249,297
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(1,826,657)
Capital expenditures	(89,958)	(62,910)
Proceeds from sale of investments	—	37,717
Proceeds from sales of property and equipment	37,497	57
Other, net	(34,242)	(370)
Net cash used in investing activities	(86,703)	(1,852,163)
Cash flows from financing activities:
Net payments on settlement lines of credit	(88,490)	(97,652)
Proceeds from long-term debt	902,324	3,047,052
Repayments of long-term debt	(1,082,898)	(809,933)
Payment of debt issuance costs	(9,461)	(58,448)
Repurchase of common stock	(5,342)	(82,836)
Proceeds from stock issued under share-based compensation plans	6,188	2,424
Common stock repurchased - share-based compensation plans	(418)	(337)
Proceeds from sale of subsidiary shares to noncontrolling interest	—	16,374
Distributions to noncontrolling interests	(9,301)	(4,740)
Dividends paid	(3,551)	(2,837)
Net (used in) provided by financing activities	(290,949)	2,009,067
Effect of exchange rate changes on cash	27,388	(5,582)
(Decrease) increase in cash and cash equivalents	(82,203)	400,619
Cash and cash equivalents, beginning of the period	1,162,779	587,751
Cash and cash equivalents, end of the period	$1,080,576	$988,370

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2017
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$962,240	$(114,299)	$—	$—	$847,941

Operating income	$131,852	$—	$115,886	$—	$247,738

Net income attributable to Global Payments	$66,909	$—	$120,884	$(43,427)	$144,366

Diluted earnings per share attributable to Global Payments[4]	$0.44				$0.94

	Three Months Ended June 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$842,644	$(126,334)	$—	$—	$716,310

Operating income	$61,161	$—	$139,011	$—	$200,172

Net income attributable to Global Payments	$62,233	$—	$96,877	$(44,847)	$114,263

Diluted earnings per share attributable to Global Payments[4]	$0.42				$0.76

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended June 30, 2017 include $81.6 million of amortization of acquired intangibles in cost of service and $34.2 million in selling, general and administrative expenses, consisting of share-based compensation expense of $12.3 million and merger-related costs of $21.9 million. Net income attributable to Global Payments also reflects an adjustment to remove a non-cash charge of $6.8 million associated with the refinancing of our corporate credit facility.

Earnings adjustments to operating income for the three months ended June 30, 2016 include $68.0 million in cost of service and $71.0 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $67.7 million and other adjustments of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $9.6 million, merger-related costs of $51.3 million, litigation related costs of $7.6 million, employee termination benefits of $2.1 million and $0.4 million of other adjustments. Net income attributable to Global Payments also reflects an adjustment to remove a gain on the sale of membership interests in Visa Europe of $41.2 million.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments for the three months ended June 30, 2017 reflect the removal of a $2.4 million tax benefit associated with the elimination of a deferred tax liability. For the three months ended June 30, 2016, income taxes on adjustments reflect the removal of a $10.9 million tax benefit associated with our decision to indefinitely reinvest earnings in Canada.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2017
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$1,882,002	$(230,182)	$—	$—	$1,651,820

Operating income	$236,822	$—	$239,665	$—	$476,487

Net income attributable to Global Payments	$115,723	$—	$242,876	$(84,197)	$274,402

Diluted earnings per share attributable to Global Payments[4]	$0.75				$1.79

	Six Months Ended June 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$1,468,904	$(272,994)	$—	$—	$1,195,910

Operating income	$155,734	$—	$176,074	$—	$331,808

Net income attributable to Global Payments	$122,144	$—	$132,874	$(57,207)	$197,811

Diluted earnings per share attributable to Global Payments[4]	$0.87				$1.42

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the six months ended June 30, 2017 include $167.9 million and $71.8 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $166.2 million and employee termination benefits of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $21.2 million, merger-related cost of $48.0 million and employee termination benefits of $2.6 million. Net income attributable to Global Payments also reflects an adjustment to remove a non-cash charge of $6.8 million associated with the refinancing of our corporate credit facility.

Earnings adjustments to operating income for the six months ended June 30, 2016 include $89.1 million and $86.9 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $88.8 million and other adjustments of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $16.6 million, merger-related costs of $60.0 million, litigation related costs of $7.6 million, employee termination benefits of $2.1 million and $0.6 million of other adjustments. Net income attributable to Global Payments also reflects an adjustment to remove a gain on the sale of membership interests in Visa Europe of $41.2 million.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments for the six months ended June 30, 2017 reflect the removal of a $2.4 million tax benefit associated with the elimination of a deferred tax liability. For the six months ended June 30, 2016, income taxes on adjustments reflect the removal of a $10.9 million tax benefit associated with our decision to indefinitely reinvest earnings in Canada.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$710,965	$(86,552)	$—	$624,413	$624,120	$(105,109)	$—	$519,011
Europe	186,506	(27,747)	—	158,759	162,255	(21,225)	—	141,030
Asia-Pacific	64,769	—	—	64,769	56,269	—	—	56,269
	$962,240	$(114,299)	$—	$847,941	$842,644	$(126,334)	$—	$716,310

Operating income:
North America	$112,176	$—	$72,968	$185,144	$82,476	$—	$59,982	$142,458
Europe	65,673	—	6,595	72,268	52,788	—	14,170	66,958
Asia-Pacific	17,535	—	2,055	19,590	11,050	—	4,084	15,134
Corporate	(63,532)	—	34,268	(29,264)	(85,153)	—	60,775	(24,378)
	$131,852	$—	$115,886	$247,738	$61,161	$—	$139,011	$200,172

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended June 30, 2017 include $81.6 million of amortization of acquired intangibles in cost of service and $34.2 million in selling, general and administrative expenses, consisting of share-based compensation expense of $12.3 million and merger-related costs of $21.9 million.

Earnings adjustments to operating income for the three months ended June 30, 2016 include $68.0 million and $71.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $67.7 million and other adjustments of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $9.6 million, merger-related costs of $51.3 million, litigation related costs of $7.6 million, employee termination benefits of $2.1 million and $0.4 million of other adjustments.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2017 AND 2016
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$1,398,009	$(176,114)	$—	$1,221,895	$1,051,980	$(235,011)	$—	$816,969
Europe	352,054	(54,068)	—	297,986	306,374	(37,983)	—	268,391
Asia-Pacific	131,939	—	—	131,939	110,550	—	—	110,550
	$1,882,002	$(230,182)	$—	$1,651,820	$1,468,904	$(272,994)	$—	$1,195,910

Operating income:
North America	$206,259	$—	$151,262	$357,521	$147,665	$—	$73,440	$221,105
Europe	120,180	—	15,996	136,176	108,566	—	20,030	128,596
Asia-Pacific	37,289	—	3,270	40,559	25,609	—	6,122	31,731
Corporate	(126,906)	—	69,137	(57,769)	(126,106)	—	76,482	(49,624)
	$236,822	$—	$239,665	$476,487	$155,734	$—	$176,074	$331,808

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the six months ended June 30, 2017 include $167.9 million in cost of service and $71.8 million in selling, general and administrative expenses. Adjustments to cost of service include amortization of acquired intangibles of $166.2 million and employee termination benefits of $1.7 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $21.2 million, merger-related cost of $48.0 million and employee termination benefits of $2.6 million.

Earnings adjustments to operating income for the six months ended June 30, 2016 include $89.1 million and $86.9 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $88.8 million and other adjustments of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $16.6 million, merger-related costs of $60.0 million, litigation related costs of $7.6 million, employee termination benefits of $2.1 million and $0.6 million of other adjustments.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2016 Actual	2017 Outlook[3]	% Change
Revenues:
GAAP revenue	$3.37	$3.83 to $3.91	14% to 16%
Adjustments[1]	(0.53)	(0.43)
Adjusted net revenue	$2.84	$3.40 to $3.48	20% to 22%

Earnings Per Share ("EPS"):
GAAP diluted EPS	$1.37	$1.98 to $2.13	45% to 55%
Acquisition-related amortization expense, share-based compensation expense and other items[2]	1.82	1.87
Adjusted EPS	$3.19	$3.85 to $4.00	21% to 25%

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company.

2 Adjustments to Calendar 2016 GAAP diluted EPS include acquisition related amortization expense of $1.17, share-based compensation expense of $0.14 and net other items of $0.51, including merger-related costs of $0.62, a $0.16 adjustment to remove a gain on the sale of membership interests in Visa Europe and a $0.07 adjustment to remove a tax benefit associated with our decision to indefinitely reinvest earnings in Canada. Adjustments to 2016 GAAP diluted EPS also includes the effect of these adjustments on noncontrolling interests and income taxes, as applicable.

3 The 2017 Outlook does not include the effect of the announced acquisition of the communities and sports divisions of ACTIVE Network.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6, 7, 8 and 9. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.